THE FRANCE GROWTH FUND, INC.

Annual Meeting of Stockholders Held June 24, 2003

Final Report of the Inspector of Election


I, the undersigned, duly appointed Inspector of Election at the Annual Meeting of Stockholders (the "Meeting") of The France Growth
 Fund, Inc. (the "Fund"), held on June
24, 2003, hereby certify that:

1)	Before entering upon the discharge of my
 duties as Inspector of Election at the
Meeting, I took and signed an Oath of Inspector of Election.

2)	The Meeting was held at the offices of
 UBS Global Asset Management (US) Inc.,
1285 Avenue of the Americas, New York, New York,
 at 10:00 a.m., New York City
time, on June 24, 2003, pursuant to notice duly given.

3)	At the close of business on March 31, 2003,
 the record date for the determination
of stockholders entitled to vote at the Meeting, there were issued and outstanding
12,072,000 shares of the Fund's common stock, each
 share being entitled to one
vote, constituting all of the outstanding voting securities of the Fund.

4)	At the Meeting, the holders of 11,371,561
shares of the Fund's common stock
were represented in person or by proxy,
constituting a quorum.

5)	The undersigned canvassed the votes of the
stockholders cast by ballot or proxy on
the matters presented at the Meeting.

6)	At the Meeting, the vote on the election of
three (3) Class III directors to serve for a
term expiring on the date on which the Annual Meeting
of Stockholders is held in
2006 was as follows:
In Favor 		Withheld
Thomas C. Barry	           7,085,215
3,775,762
Gregory L. Melville                  6,812,241
                 4,048,736
Moritz Sell		           6,810,712
            4,050,265


7)	At the Meeting, the vote on a stockholder
proposal asking the Board of Directors of the Fund to promptly take the steps necessary to liquidate the Fund or otherwise enable stockholders to realize net asset value for their shares was as follows:


For			Against
Abstain
                  5,459,954
2,453,085                      40,740

IN WITNESS WHEREOF,  I have made this Final Report
 and have hereunto set my hand this
27th day of June 2003.

IVS Associates, Inc.

Creighton D. Dunlop